Exhibit 3.2

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JUSTICE DELAWARE HOLDCO INC.

I, [•], being an authorized officer of Justice Delaware Holdco Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST: The name of the Corporation is Justice Delaware Holdco Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 2, 2012.

THIRD: The Board of Directors of the Corporation (the “Board of Directors”), pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend and restate the Corporation’s Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

FOURTH: The required holders of the Corporation’s issued and outstanding capital stock approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation this [•] day of [•], 2012.

JUSTICE DELAWARE HOLDCO INC.

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BURGER KING WORLDWIDE, INC.

ARTICLE I

NAME

The name of the corporation is Burger King Worldwide, Inc. (hereinafter, the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 2, 2012, under the name Justice Delaware Holdco Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is [1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle]. The name of its registered agent at such address is [The Corporation Trust Company]. The registered office and registered agent of the Corporation may be amended or modified from time to time in accordance with the Bylaws of the Corporation (the “Bylaws”).

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.1 Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is [•] shares, consisting of (i) [•] shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) [•] shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Section 4.2 Common Stock. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock that is registered in such holder’s name on the books of the Corporation. The holders of record of Common Stock shall vote together as a single class on all matters on which holders of the Common Stock are entitled to vote except as otherwise required by applicable law.

Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof (any certificate of designation or resolutions adopted by the Board of Directors of the Corporation designating the designations, powers, preferences and rights of shares of Preferred Stock, a “Preferred Stock Designation”). The authority of the Board of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors of the Corporation may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) dates at which dividends, if any, shall be payable;

(v) the redemption rights and price or prices, if any, for shares of the series;

(vi) the terms and amount of any sinking fund providing for the purchase or redemption of shares of the series;

(vii) the amounts payable on, and the preferences (if any) of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation or entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) restrictions on the issuance of shares of the same series or of any other class or series; and

(x) the voting rights and powers of the holders of shares of the series.

Except as may be provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

Section 4.4 No Preemptive Rights. Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding with respect to preemptive rights in respect of issuances by the Corporation or its subsidiaries, as set forth in the Preferred Stock Designation applicable thereto, no holders of shares of the Corporation shall have any preemptive rights.

Section 4.5 Record Holders. The Corporation shall be entitled to treat the person or entity in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person or entity, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

PERPETUAL EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors of the Corporation shall exercise all of the powers and duties conferred by law except as provided by this Amended and Restated Certificate of Incorporation or the Bylaws.

Section 6.2 Number of Directors. The total number of directors constituting the entire Board of Directors of the Corporation shall be not less than three (3) nor more than fifteen (15), the exact number of directors to be determined from time to time by the Board of Directors of the Corporation; provided, however, that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Section 6.3 Removal. Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to remove directors as set forth in the Preferred Stock Designation applicable thereto, any director or the entire Board of Directors of the Corporation may be removed from office, with or without cause, at any time by the affirmative vote of the holders of a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.4 Vacancies. Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to elect directors as set forth in the Preferred Stock Designation applicable thereto, any vacancy on the Board of Directors of the Corporation resulting from any death, resignation, retirement, disqualification, removal from office, newly created directorship, increase in the authorized number of directors or otherwise shall be filled only by (a) the Board of Directors of the Corporation, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director or (b) if 3G Capital Partners Ltd., 3G Special Situations Fund II, L.P. and any of their respective affiliates (collectively, the “Sponsor”) collectively own at least thirty five percent (35%) of the outstanding shares of Common Stock, by the affirmative vote of the holders of a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. A director elected to fill a vacancy shall hold office until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 6.5 Election of Directors; No Cumulative Voting. No stockholder shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

ARTICLE VII

CERTAIN DGCL MATTERS

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, with respect to any of the foregoing, in relation to a waiver or renouncement of any interest or expectancy of the Corporation in, or being offered to participate in, any business opportunity or opportunities) (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or any of its subsidiaries (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) incurred or suffered by such Indemnitee in connection with a proceeding, and such indemnification shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation for expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, if required by the DGCL, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise. Expenses incurred by other employees, fiduciaries and agents who are considered Indemnitees hereunder may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.3 Procedures for Indemnification of Directors and Officers. Any indemnification or advancement of expenses under this Article VIII shall be made promptly, and in any event within thirty (30) days, upon the written request of the Indemnitee, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days. If a determination by the Corporation that the Indemnitee is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days (or twenty (20) days in the case of a claim for advancement of expenses), the right to indemnification or advancement of expenses as granted by this Article VIII shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such Indemnitee’s costs and expenses incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise, shall be on the Corporation.

Section 8.4 Requested Services. Any person serving as a director, officer or equivalent executive of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is owned, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation for purposes of Section 8.1 of this Article VIII.

Section 8.5 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or this Article VIII.

Section 8.6 Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees, fiduciaries or agents of the Corporation, or who are or were serving at the request of the Corporation as employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors to the fullest extent of this Article VIII.

Section 8.7 Contract Rights. The rights conferred under this Article VIII shall be deemed to be a contract right between the Corporation and each Indemnitee and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, fiduciary or agent, or if the relevant provisions of the DGCL or other applicable law cease to be in effect. Such contract right shall vest for each director, officer, employee, fiduciary and agent at the time such person is elected or appointed to such position, and no repeal or modification of this Article VIII or any such law shall affect any such vested rights or obligations then existing with respect to any state of facts or proceeding arising after such election or appointment.

Section 8.8 Merger or Consolidation. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merged in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8.9 Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses and costs conferred under this Article VIII shall not be exclusive of any other right to which those seeking indemnification or advancement of expenses and costs may be entitled under any applicable law, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law.

Section 8.10 Extension; Adjustments. If the DGCL is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the DGCL, as so amended from time to time.

Section 8.11 Amendments. No amendment, repeal or modification of, and no adoption of any provision inconsistent with, any provision of this Article VIII shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article VIII at the time of such amendment, repeal, modification or adoption.

ARTICLE IX

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary for breach of fiduciary duty as a director (it being understood that, without limiting the foregoing, if in the future the DGCL is amended or modified (including with respect to Section 102(b)(7)) to permit the further limitation of elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article IX shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent). This Article IX shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article IX becomes effective. Any repeal or amendment or modification of this Article IX by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.

ARTICLE X

MEETINGS OF STOCKHOLDERS

Any action required or permitted to be taken by the stockholders of the Corporation, or any class or series thereof, may be effected at a duly called annual or special meeting of such stockholders. Meetings of stockholders shall be held at such place, within or without the State of Delaware as the Board of Directors may determine in accordance with the Bylaws. Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, only if (a) a consent or consents, in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent(s) shall be delivered to the Corporation, and (b) the

Sponsor owns at least thirty five percent (35%) of the outstanding shares of Common Stock. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any such written consent or consents may be signed by such stockholders in counterparts. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called at any time and from time to time only by (a) the Board of Directors, (b) the Chairman of the Board of Directors or (c) by the holders of thirty five percent (35%) of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors; provided that, with respect to this clause (c) and without limiting the rights of stockholders to act by written consent in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws, the date upon which any such proposed special meeting is to be held is not less than six (6) months from the date of the last occurring annual meeting of the stockholders of the Corporation. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation, or any class or series of thereof, shall be given in the manner provided in the Bylaws.

ARTICLE XI

ARTICLE X BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws at any regular or special meeting of the Board of Directors of the Corporation or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaws. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended and Restated Certificate of Incorporation or by any Preferred Stock Designation providing for any such Preferred Stock, the affirmative vote of the holders of 66 2/3% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, Section 2.3 (Special Meetings), Section 2.5 (Notice), Section 2.8 (Quorum), Section 2.10 (Vote Required), Section 2.14 (Advance Notice of Stockholder Business), Section 2.15 (Advance Notice of Director Nominations), Section 2.16 (Stockholder Action by Written Consent), Section 3.2 (Number, Election and Term of Office), Section 3.3 (Removal), Section 3.5 (Vacancies and Newly Created Directorships), Section 3.11 (Vote Required), ARTICLE VI (Indemnification) or Section 9.1 (Amendments) of the Bylaws.

ARTICLE XII

CORPORATE OPPORTUNITY

Section 12.1 General. To the greatest extent permitted by law and except as otherwise set forth in this Certificate of Incorporation and except as expressly agreed to by a Dual Role Person (as defined below) in a separate instrument signed by a Dual Role Person with the Corporation or any predecessor thereto:

(a) To the extent provided in this Article XII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliates in, or in being offered an opportunity to participate in, any Corporate Opportunity about which a Dual Role Person acquires knowledge. No Dual Role Person or any of their respective Representatives shall owe any fiduciary duty to, nor shall any Dual Role Person or any of their respective Representatives be liable for breach of fiduciary duty to, the Corporation or any of its stockholders. In taking any action, making any decision or exercising any discretion with respect to the Corporation, each Dual Role Person and their respective Representatives shall be entitled to consider such interests and factors as it desires, including its own interests and those of its Representatives, and shall have no duty or obligation (i) to give any consideration to the interests of or factors affecting the Corporation, the Corporation’s stockholders or any other person, or (ii) to abstain from participating in any vote or other action of the Corporation, or any board, committee or similar body of any of the foregoing. No Dual Role Person or any of their respective Representatives shall violate a duty or obligation to the Corporation merely because such person’s conduct furthers such person’s own interest, except as specifically set forth in Section 12.1(c) of this Article XII. Any Dual Role Person or any of their respective Representatives may lend money to, and transact other business with, the Corporation and its Representatives. The rights and obligations of any such person who lends money to, contracts with, borrows from or transacts business with the Corporation or any of its Representatives are the same as those of a person who is not involved with the Corporation or any of its Representatives, subject to other applicable law. No transaction between any Dual Role Person or any of their respective Representatives, on the one hand, with the Corporation or any of its Representatives, on the other hand, shall be voidable solely because any Dual Role Person or any of their respective Representatives has a direct or indirect interest in the transaction. Nothing herein contained shall prevent any Dual Role Person or any of their respective Representatives from conducting any other business, including serving as an officer, director, employee, or stockholder of any corporation, partnership or limited liability company, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business or not–for–profit entity, or from receiving any compensation in connection therewith.

(b) None of any Dual Role Person or any of their respective Representatives shall owe any duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation and its Representatives, or (ii) doing business with any of the Corporation’s or its Representatives’ clients or customers. In the event that any Dual Role Person or any of their respective Representatives acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for any Dual Role Person or any of their respective Representatives, on the one hand, and the Corporation or any of its Representatives, on the other hand, such Dual Role Person or Representatives, as the case may be, shall have no duty to communicate or offer such Corporate Opportunity to the Corporation or any of its Representatives, subject to Section 12.1(c) of this Article XII. No Dual Role Person or any of their respective Representatives shall be liable to the Corporation, any of its stockholders or any of its Representatives for breach of any fiduciary duty by reason of the fact that any Dual Role Person or any of their respective Representatives pursues or acquires such Corporate Opportunity for itself, directs such Corporate Opportunity to another person or does not present such Corporate Opportunity to the Corporation or any of its Representatives, subject to Section 12.1(c) of this Article XII.

(c) If a third party presents a Corporate Opportunity to a person who is both a Representative of the Corporation and a Representative of a Dual Role Person, expressly and solely in such person’s capacity as a Representative of the Corporation, and such person acts in good faith in a manner consistent with the policy that such Corporate Opportunity belongs to the Corporation, then such person (i) shall be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to the Corporation as a Representative of the Corporation with respect to such Corporate Opportunity, (ii) shall not be liable to the Corporation, any of its stockholders or any of its Representatives for breach of fiduciary duty by reason of such person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Corporation’s best interests, and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation and its stockholders and not have derived an improper personal benefit therefrom; provided that a Dual Role Person may pursue such Corporate Opportunity if the Company shall decide not to pursue such Corporate Opportunity. If a Corporate Opportunity is not presented to a person who is both a Representative of the Corporation and a Representative of a Dual Role Person and, expressly and solely in such person’s capacity as a Representative of the Corporation, such person shall not be obligated to present such Corporate Opportunity to the Corporation or to act as if such Corporate Opportunity belongs to the Corporation, and such person shall (i) be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to the Corporation as a Representative of the Corporation with respect to such Corporate Opportunity, (ii) shall not be liable to the Corporation, any of its stockholders or any of its Representatives for breach of fiduciary duty by reason of such person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Corporation’s best interests, and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation and its stockholders and not have derived an improper personal benefit therefrom.

(d) For purposes of this Article XII:

(i) “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(ii) “Corporate Opportunity” means any business opportunity that the Corporation is financially able to undertake, that is, from its nature, in the Corporation’s lines of business, is of practical advantage to the Corporation and is one in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self–interest of any Dual Role Person or their respective Representatives will be brought into conflict with the Corporation’s self–interest.

(iii) “Dual Role Person” means any of the following individually or collectively, (A) 3G Capital Partners Ltd., (B) 3G Special Situations Fund II, L.P., (C) Pershing Square, L.P., (D) Pershing Square II, L.P., (E) Pershing Square International, Ltd., and/or (F) any person elected, appointed or otherwise serving as a director of the Board of Directors (or any committee thereof) in accordance with the terms hereof, and, in each case, any of such entity’s or person’s Affiliates (other than, if applicable, the Corporation and its subsidiaries).

(iv) “Representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person.

(e) The provisions of this Article XII shall have no further force or effect at such time as (i) none of the Corporation nor any Dual Role Person are Affiliates of any of the other and (ii) none of the directors and/or officers of any of Dual Role Person serve as directors and/or officers of the Corporation and its Affiliates; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliate thereof on the one hand, and any Dual Role Person, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

(f) Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XII.

Section 12.2 Amendment. Neither the alteration, amendment, termination, expiration or repeal of this Article XII nor the adoption of any provision inconsistent with this Article XII shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action that, but for this Article XII, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE XIII

AMENDMENTS

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Second Amended and Restated Certificate of Incorporation or by any Preferred Stock Designation providing for any such Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, Article IV, Article VI, Article VIII, Article IX, Article X, Article XI, Article XII and this sentence of this Amended and Restated Certificate of Incorporation.

ARTICLE XIV

SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

* * * *

13